EXHIBIT 10.11

                              FORBEARANCE AGREEMENT

This Forbearance Agreement ("Forbearance") is made as of November 17, 2004, by and between ICEWEB, INC., ICEWEB ONLINE, INC, INTERLAN COMMUNICATIONS, INC., INTEGRATED POWER SOLUTIONS, INC., THE SEVEN CORPORATION, DEVELEMENTS, INC., and PROPSTER, INC. (collectively, jointly and severally, as "Borrower") and COMERICA BANK ("Bank"), in connection with that Loan and Security Agreement dated as of July 21, 2004 (as amended from time to time, and together with any related agreements, the "Agreement"), by and between Borrower and Bank, and contains certain forbearances by the Bank from enforcing rights and exercising remedies in connection with certain defaults by Borrower under the Agreement as follows:

1. Events of Default: Borrower acknowledges that the following Events of Defaults have occurred under the Agreement:

                  (a) Pursuant to Section 6.7(a) of the Agreement, the Borrower is required to maintain a Quick Ratio of
                           1.00 to 1.00. Borrower is in violation of this covenant for the months ending August 31, 2004, September 30, 2004, and October 31, 2004.

                  (b) Pursuant to Section 6.7(b) of the Agreement, the Borrower is required to have a Tangible Net Worth of not less than $190,000 through January 30, 2005. Borrower is in violation of this covenant for the months ending August 31, 2004, September 30, 2004, and October 31, 2004.

2. Forbearance: As a result of the above Events of Default described above, the Bank has certain rights and remedies, including but not limited to the right to require immediate payment of all outstanding principal and accrued interest and to foreclose on any collateral. The Borrower has requested that the Bank forbear from enforcing and exercising any such rights and remedies. The Bank hereby agrees to forbear from enforcing its rights exercising remedies through February 28, 2005, but only subject to the following conditions:

                  (a) The Borrower shall comply with all the terms and conditions contained in this Forbearance.

                  (b) No additional Events of Default shall occur under the Agreement.

                  (c) Borrower shall timely make all scheduled payments of monthly interest and principal on all loans from the Bank.

                  (d) Borrower shall pay in full a forbearance documentation fee in the amount of $2,350.

         The forbearances contained herein are specific as to content and time, and do not waive any rights or remedies that Bank may have as a result of the above Events of Default or any other breaches or violations, whether past, present, or future of the Agreement or any other agreement between Borrower and Bank, and Bank reserves all rights, powers and remedies available to it. Immediately upon the breach of any of the conditions listed above, the forbearances contained herein shall be null and void and the Bank may exercise all rights and remedies it may have pursuant to the Agreement and the law.

3.       Consent to Borrower's Acquisition of PlanGraphics.

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                  (a)      Borrower has advised Bank of its desire to acquire
                           PlanGraphics, Inc., notwithstanding the provisions of
                           Section 7.3 of the Agreement, which prohibits acquisitions of all or substantially all of the capital stock or property of another Person in excess of $50,000 in the aggregate during any fiscal year (the "PlanGraphics Acquisition").

                  (b) Bank consents to the PlanGraphics Acquisition provided that no Event of Default has occurred, is continuing or would exist after giving effect to the PlanGraphics Acquisition.

                  (c) The above consent is specific as to content and time, and except as set forth above, is not a waiver of any rights or remedies that Bank may have pursuant to any agreement or law as a result of any other violations past, present, or future of any agreement between the Borrower and the Bank, and the Bank reserves all rights, powers and remedies available to it.

4. Amendments to Loan Agreement. Borrower and Bank hereby amend the Agreement as follows:

                  (a) A new Section 4.4 is hereby added to the Agreement to read as follows:

                           4.4 Lock Box Account. On or before December 15, 2004, Borrower shall at all times maintain an account (the "Lock Box Account") with Bank into which all funds received by Borrower from any source shall immediately be deposited. Borrower shall direct all account debtors to mail or deliver all checks or other forms of payment for amounts owing to Borrower to the Lock Box Account. Borrower shall direct all account debtors or other persons owing money to Borrower who make payments by electronic transfer of funds to wire such funds directly to the Lock Box Account. Borrower shall hold in trust for Bank all amounts that Borrower receives despite the directions to make payments to the Lock Box Account, and immediately deliver such payments in their original form as received from the account debtor, with proper endorsements for deposit into the Lock Box Account. Borrower irrevocably authorizes Bank to transfer to the Lock Box Account any funds that have been deposited into any other accounts or that Bank has otherwise received. Borrower shall not establish or maintain any accounts with any person other than Bank. Furthermore, such funds may not be withdrawn by Borrower and (a) all collections received from any account debtor in the Lock Box Account shall be subject to Bank's sole and exclusive control and withdrawals by Borrower shall not be permitted therefrom; (b) Bank's authorized representatives will have sole access to the Lock Box Account, and items will be endorsed, credited to the Lock Box Account, and presented for payment through customary collection procedures; (c) all payments including immediately available funds received by Bank at the Lock Box Account will be Bank's sole property for application to the Obligations and will be immediately applied to conditionally reduce the Obligations (as provided in the next sentence), but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment; and
                           (d) all payments so received by Bank shall be applied in payment of the Obligations, first to interest, then to principal, then to other amounts due hereunder, and the surplus, if any, shall be paid over to Borrower. All fees and expenses for the Lock Box Account, and any or all expenses, fees and charges in respect of checks, drafts or other items returned unpaid (but not including the amount of such unpaid item itself) shall be paid by Borrower. Bank may deduct any such

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                           fees, expenses, and charges from or set off against
                           amounts from time to time in the Lockbox Account."

4. Release. As a material inducement to Bank's decision to grant the above forbearances, Borrower hereby releases and forever discharges Bank, its affiliates and their respective owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, from any and all claims, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any nature whatsoever, whether known or unknown, suspected or unsuspected, which Borrower at any time may have, own or hold, or claim resulting from any action or omission by such person in connection with or relating to the Loans made by Bank to Borrower prior to the acceptance of this letter.

         Borrower agrees and acknowledges that it is familiar with Section 1542 of the California Civil Code which reads as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         Borrower hereby abandons, releases, waives and relinquishes all of the rights and benefits which it has, or may have, under Section 1542 of the California Civil code as well as any similar rights and benefits which it has by virtue of any similar statute or rule of law in any other state of the United States. The provisions of this Section 4 shall survive payment in full of Borrower's obligations to Bank, full performance of the terms of this Forbearance and the Agreement and/or Bank's actions to exercise any remedy available pursuant to the Agreement or by law.

5. Consultation of Counsel. Borrower acknowledges that Borrower has had the opportunity to be represented by legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Forbearance. Borrower has executed this Forbearance after reviewing and understanding each provision of this Forbearance and without reliance upon any promise or representation of any person or persons acting for or on behalf of Bank. Borrower further acknowledges that Borrower and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Forbearance prior to the execution hereof and the delivery and acceptance of the consideration described herein.

6. Estoppel; Definitions. Except as provided above, the Agreement remains unchanged and in full force and effect and Bank shall have no obligation to make any advances or other extensions of credit during the term of this Forbearance. Any capitalized terms used herein and not defined herein shall have the meanings defined in the Agreement.

7. Representations. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Forbearance, and that no Event of Default, except for the Defaults associated with the Forbearance, has occurred and is continuing.

8. Counterparts. This Forbearance may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Forbearance as of the first date above written.


ICEWEB, INC.                                 THE SEVEN CORPORATION

By: /s/                                      By: /s/
    --------------------------------             -----------------------------

Title:                                       Title:
       -----------------------------                --------------------------

ICEWEB ONLINE, INC.                          DEVELEMENETS, INC.

By: /s/                                      By: /s/
    --------------------------------             -----------------------------

Title:                                       Title:
       -----------------------------                --------------------------


INTERLAN COMMUNICATIONS, INC.                PROPSTER, INC.

By: /s/                                      By: /s/
    --------------------------------             -----------------------------

Title:                                       Title:
       -----------------------------                --------------------------


INTEGRATED POWER SOLUTIONS, INC.             COMERICA BANK

By: /s/                                      By: /s/
    --------------------------------             -----------------------------

Title:                                       Title:
       -----------------------------                --------------------------


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